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                                                                   Exhibit 23.2

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

   We hereby consent to all references to Ryder Scott Company, L.P. and/or the reports prepared by Ryder Scott Company, L.P. entitled, "Estimated Future Reserves and Income Attributable to Certain Leasehold Interests SEC Case as of December 31, 1998" and "Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests SEC Case as of December 31, 1999 and 2000" in the Form 10-K for the year ended December 31, 2000.

                                          RYDER SCOTT COMPANY, L.P.

March 1, 2001